                                                                    EXHIBIT 3.28

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        NEUROINFORMATICS SOLUTIONS, INC.

         NeuroInformatics Solutions, Inc., a Delaware corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: The name of the Corporation is NEUROINFORMATICS SOLUTIONS, INC.

         SECOND: The date on which the Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is September 23, 1999, under the name NeuroInformatics Solutions, Inc.

         THIRD: This Certificate of Amendment amends certain provisions of the Certificate of Incorporation of the Corporation and has been duly adopted by the Board of Directors in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, and further adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the sole stockholder of the Corporation.

         FOURTH: Article I. of the Certificate of Incorporation shall be amended to read in its entirety as follows:

                                       "I.

            The name of the Corporation is InfoScriber Corporation."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation.

                                            NEUROINFORMATICS SOLUTIONS, INC.,
                                            a Delaware corporation

                                            By: /s/ Fred D. Furman
                                                --------------------------------
                                                 Fred D. Furman, President

Dated: December 9, 1999

/s/ Susan D. Erskine
---------------------------------
Susan D. Erskine, Secretary



                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 12/15/1999
                                                             991540403 - 3101386

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                                STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
                               A STOCK CORPORATION

         First:       The name of the Corporation is NeuroInformatics Solutions,
                      Inc.

         Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The registered agent in charge thereof is The Corporation Trust Company.

         Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         Fourth: The amount of the total authorized capital stock of this corporation is One Hundred Thousand Dollars ($100,000.00) divided into 10,000,000 shares of one hundredth of a dollar ($.01) each.

         Fifth: The name and mailing address of the incorporator are as follows:

                      Fred D. Furman, Esq.
                      501 Washington Street, 5th Floor
                      San Diego, California 92103

         I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, a file and record this Certificate, and do so certify that the facts herein stated are true, and I have accordingly hereunto set my hand this twenty-third day of September, A.D. 1999.

                                       BY: /s/ Fred D. Furman
                                           -------------------------------------
                                                         Incorporator

                                       NAME: /s/ Fred D. Furman
                                             -----------------------------------
                                                         Print

                                       ADDRESS: 501 Washington St., 5th
                                                --------------------------------

                                       Floor, San Diego, CA 92103
                                       -----------------------------------------



SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 12/15/1999
991540403 - 3101386